Exhibit 13.1
INTELLIPHARMACEUTICS INTERNATIONAL INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Intellipharmaceutics International Inc. (the “Company”) on Form 20-F for the period ending November 30, 2010 (the “Report”), I, Isa Odidi, the Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Isa Odidi
Isa Odidi
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

Date: May 27, 2011